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                                                                     EXHIBIT (j)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement on Form N-1A under the Securities Act of 1933 (filed under Securities Act File No. 33-66712) and Amendment No. 30 to Registration Statement under the Investment Company Act of 1940 (filed under Investment Company Act File No. 811-7932) (the "Post-Effective Amendment"), of our report dated August 10, 2001, appearing in the Annual Report to Shareholders of Lindner Investments, relating to the Lindner Growth and Income Fund (formerly the Lindner Asset Allocation Fund), Lindner Large-Cap Growth Fund (formerly the Lindner Large-Cap Fund), Lindner Small-Cap Growth Fund (formerly the Lindner Small-Cap Fund), Lindner Communications Fund (formerly the Lindner Utility
Fund), Lindner Market Neutral Fund, Lindner Opportunities Fund and Lindner Government Money Market Fund for the fiscal year ended June 30, 2001, which is incorporated by reference in the Statement of Additional Information forming a part of the Post-Effective Amendment, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Post-Effective Amendment, and to the references to us under the headings "Investment Advisory and Other Services--Custodians and Independent Auditors" and "Financial Statements" in the Statement of Additional Information which is part of such Post-Effective Amendment.


/S/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
August 28, 2001